FACTORY STORES OF AMERICA, INC.
                             1995 OUTSIDE DIRECTORS'
                                STOCK AWARD PLAN



                                Table of Contents
Section                                                               Page
-------                                                               ----
1        Purposes                                                        1
2        Definitions                                                     1
3        Administration                                                  2
4        Amount of Stock                                                 2
5        Eligibility                                                     2
6        Awards                                                          2
7        Terms and Conditions of Awards                                  2
S        Effect of Certain Transactions                                  3
9        Amendment or Discontinuance                                     3
10       Termination                                                     4
11       Miscellaneous Provisions                                        4
12       Approval of Plan                                                5



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                         FACTORY STORES OF AMERICA, INC.
                             1995 OUTSIDE DIRECTORS'
                                STOCK AWARD PLAN


         Factory Stores of America, Inc. hereby establishes the Factory Stores of America, Inc. 1995 Outside Directors' Stock Award Plan for the benefit of certain members of the Board of Directors of the Company, subject to the following provisions:

         SECTION 1. PURPOSES. The purposes of the Plan are to secure for the Company and its stockholders the benefits of the incentive inherent in increased Common Stock ownership by the Outside Directors, and to provide the Outside Directors with the opportunity to increase their proprietary interest in the Company through the payment of a portion of the Retainer Fee in shares of Common Stock.

         SECTION 2. DEFINITIONS. For the purposes of this Plan and any Award agreement, the following words shall have the meanings indicated, unless the context clearly requires otherwise:

                  "AWARD" means an award of shares of Common Stock pursuant to the terms and conditions of the Plan.

                  "AWARDEE" means an Outside Director granted an Award under the Plan.

                  "BOARD" means the Board of Directors of the Company.

                  "COMMITTEE" means a committee appointed by the Board. Unless and until otherwise appointed, the Committee shall be the Board.

                  "COMMON STOCK" means the common stock of the Company, par value $0.01 per share, subject to the right of the Company to change the authorized number of shares of such class and to provide no par or a change in par value for such stock.

                  "COMPANY" means Factory Stores of America, Inc., a Delaware corporation.

                  "DIRECTOR" means a member of the Board.

                  "EFFECTIVE DATE" means the date on which the Plan is adopted by the Company, subject to approval by the stockholders of the Company.

                  "FAIR MARKET VALUE" means, with respect to shares of Common Stock, the closing price of the Common Stock on the New York Stock Exchange or such other securities exchange which the Common Stock is listed on the relevant date.


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                  "OUTSIDE DIRECTOR" means any Director who is not an officer or employee of the Company or any Subsidiary.

                  "PLAN" means the Factory Stores of America, Inc. 1995 Outside Directors' Stock Award Plan, as amended from time to time in accordance herewith.

                  "RETAINER FEE" means the annual retainer fee earned by each Outside Director, which is paid in quarterly installments.

                  "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in such unbroken chain holds stock equal to fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other lower corporations in the unbroken chain.

         SECTION 3. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall have the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the Award agreement embodying Awards made under the Plan. Subject to the provisions of the Plan, the Committee shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except for such member's own willful misconduct or as expressly provided by statute.

         SECTION 4. AMOUNT OF STOCK. The stock which may be issued and sold under the Plan will be the Common Stock, of a total number not exceeding twenty-five thousand (25,000) shares, subject to adjustment as provided in
Section 8. The stock to be issued may be either authorized and unissued shares or issued shares acquired by the Company or one of its Subsidiaries.

         SECTION 5. ELIGIBILITY. Each Outside Director shall receive Awards in accordance with Section 6.

         SECTION 6. AWARDS. As of the date of each quarterly meeting of the Board (commencing with the first quarterly meeting after May 1, 1995) each Outside Director who is continuing as a Director as of the adjournment of such meeting, shall automatically receive an Award representing shares of Common Stock having a Fair Market Value equal to one-half (1/2) of the quarterly installment of the Retainer Fee as of the trading date immediately preceding the date of the relevant quarterly meeting. Each such quarterly Award shall be made in lieu of onehalf (1/2) of the quarterly

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cash payment of the Retainer Fee. Notwithstanding the foregoing, the Company shall not be required to issue fractional shares; in lieu thereof, any fractional share shall be rounded to the next whole number.

         SECTION 7.        TERMS AND CONDITIONS OR AWARDS.

                  (a) Each Awardee shall enter into an Award agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award and such other matters consistent with the Plan as the Committee in its sole discretion shall determine. Such conditions may include, but shall not be limited to, restrictions on the transferability of the shares of Common Stock granted. Such shares of Common Stock may not be sold, transferred, pledged, assigned or in any manner disposed of during the six-month period following the date the Award is granted, and Awardees shall not be entitled to delivery of certificates representing the shares of Common Stock awarded until the expiration of such six-month period. Certificates shall bear a legend in substantially the following form:

"THE SHARES REPRESENTED BY THIS
CERTIFICATE ARE SUBJECT TO THE TERMS
AND  CONDITIONS  (INCLUDING
RESTRICTIONS  AGAINST  TRANSFER)
CONTAINED IN THE FACTORY STORES OF
AMERICA, INC. 1995 OUTSIDE DIRECTORS'
STOCK AWARD PLAN, A COPY OF WHICH IS
AVAILABLE FROM THE SECRETARY OF
FACTORY STORES OF AMERICA, INC."

                  (b) As of the date of an Award, the Awardee shall become a stockholder of record of the Company and shall immediately become entitled to all dividends and other distributions paid on the Common Stock and to all voting rights with respect to the shares of Common Stock awarded. In addition, as of the date of an Award, the Awardee shall be deemed to be the beneficial owner of the shares of Common Stock covered by such Award for purposes of reporting beneficial ownership under Section 16(a) of the Securities Exchange Act of 1934, as amended.

         SECTION 8. EFFECT OF CERTAIN TRANSACTIONS. The number of shares of Common Stock reserved for issuance under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive, to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, a consolidation or shares, the payment of a stock dividend, or any other capital adjustment affecting the number of issued shares of Common Stock. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, recapitalization, merger, consolidation, or otherwise, then there shall be substituted for each share of Common Stock reserved for issuance under the Plan,

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but not yet awarded under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged.

         SECTION 9. AMENDMENT OR DISCONTINUANCE. The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable including, but not limited to, amendments necessary to qualify for any exemption or to comply with applicable law or regulations; provided, however, that except as provided in Section 7, the Board may not, without further approval by the stockholders of the Company, increase the maximum number of shares of Common Stock as to which Awards may be granted under the Plan, increase the number of shares subject to an Award, extend the period during which Awards may be granted under the Plan, or change the class of persons eligible to receive Awards under the Plan; and provided further, however, that the Plan may not be amended within six (6) months after its adoption and may be amended no more than once every six
(6) months thereafter other than to bring the Plan into compliance with changes in the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, including regulations and rulings thereunder. No amendment of the Plan shall materially and adversely affect any right of any Awardee with respect to any Award theretofore granted without such Awardee's written consent. Any such action to amend or discontinue the Plan shall be adopted by formal action of the Board and executed by an officer or person authorized to act on behalf of the Company.

         SECTION 10. TERMINATION. This Plan shall terminate upon the earlier of the following dates or events to occur:

                  (a) upon the adoption of a resolution of the Board terminating the Plan; or

                  (b) ten years from the date the Plan is initially approved and adopted by the stockholders of the Company in accordance with Section 12.

Any action under Section 10(a) to terminate the Plan shall be adopted by formal action of the Board and executed by an officer or person authorized to act on behalf of the Company.

         SECTION 11.       MISCELLANEOUS PROVISIONS.

                  (a) Except as expressly provided for in the Plan, no Outside Director or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Outside Director any fight to be retained in the service of the Company.

                  (b) An Awardee's right and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of an Awardee's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy,

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         or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

                  (c) No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that (i) such issuance will be in compliance with applicable federal and state securities laws, including, but not limited to, listing requirements and New York Stock Exchange requirements, and any other laws or regulations applicable to the delivery of such shares, and (ii) the certificates representing shares of Common Stock awarded bear any and all legends (in addition to the one set forth in Section 7(a)) necessary in order to comply with such laws and regulations.

                  (d) It shall be a condition to the obligation of the Company to issue an Award, that the Awardee pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local income or other taxes. If the amount requested is not paid, the Company may refuse to issue an Award.

                  (e) The expenses of the Plan shall be borne by the Company.

                  (f) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Awards under the Plan and the issuance of Awards shall be subordinate to the claims of the Company's general creditors.

                  (g) By accepting any Award or other benefit under the Plan, each Awardee and each person claiming under or through such person shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

                  (h) All section references herein refer to sections of this Plan unless specifically noted otherwise.

                  (i) Any notice or other communication provided for herein shall be given in writing by registered or certified mail, return receipt requested, or by facsimile, telecopy, or other means of electronic communication, reasonably calculated in any instance to be received by the receiving party or his, her or its authorized agent at the receiving party's last- known address. The notice or communication shall be deemed as delivered when it arrives at such address.

         SECTION 12. APPROVAL OF PLAN. The effectiveness of this Plan is subject to its approval and ratification by the stockholders of the Company within one year from the date of adoption hereof by the Company.


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